Exhibit 99.1

PANDORA REPORTS Q4 2017 FINANCIAL RESULTS
Ad RPM Reaches an All-Time High; Subscription Revenue Grows 63%

•	Q4 Revenue excluding Australia, New Zealand & Ticketfly was $395.3 million, growing 7% year-over-year

•	Ad RPM hits an all-time high of $75.65 in Q4 2017, growing 12% year-over-year

•	Q4 Subscription revenue was $97.7 million, growing 63% year-over-year

•	Total subscribers were 5.48 million, growing 25% year-over-year

•	Q4 Revenue and Adjusted EBITDA significantly exceeded our forecast

•	Launched Premium Access, enabling greater interactivity in ad-supported tier

•	Announced plans to reinvest $45 million of expected annualized cost-savings toward key growth initiative

OAKLAND, Calif.- Feb. 21, 2018 - Pandora (NYSE: P) today announced financial results for the fourth quarter and full year ended December 31, 2017.

“Digital audio is on the verge of massive growth - music consumption is increasing, podcasts are gaining popularity and voice-activated devices are quickly becoming mainstream. Just like video, audio is transitioning from a one-to-many broadcast experience to a one-to-one model with personalization at the core. Pandora’s scale, listener engagement and data position us well to capitalize on these trends,” said Roger Lynch, CEO of Pandora. “From launching on-demand for our ad-supported listeners to expanding multiple device partnerships in the last quarter alone, we’re building a strong foundation for audience growth and improved monetization. These efforts will enable us to strengthen business fundamentals and reinvigorate Pandora in 2018.”

Fourth Quarter 2017 Financial Results & Highlights

Premium Access: Pandora successfully launched Premium Access, which allows ad-supported listeners access to on-demand experiences including, for the first time, the ability to search, play and share songs, albums and playlists by viewing a short video ad. Premium Access also unlocks new rewards-based video inventory for advertisers.

Revenue: For the fourth quarter of 2017, total consolidated revenue was $395.3 million, an approximate 7% year-over-year increase compared to the year-ago quarter, excluding Australia, New Zealand and Ticketfly. This included $297.7 million in advertising revenue and $97.7 million in subscription revenue. Revenue in the year-ago quarter, excluding Australia, New Zealand and Ticketfly was $370.5 million. We discontinued our service in Australia and New Zealand on July 31, 2017 and Ticketfly was sold to Eventbrite on September 1, 2017. Including Australia, New Zealand and Ticketfly, total consolidated revenue for the fourth quarter of 2016 was $392.6 million.

GAAP Net Loss and Adjusted EBITDA: For the fourth quarter of 2017, GAAP net loss was $44.7 million compared to a net loss of $90.0 million in the same quarter last year. Adjusted EBITDA was $5.8 million, compared to a loss of $30.4 million in the same quarter last year.

Cash and Investments: For the fourth quarter of 2017, the Company ended with $500.8 million in cash and investments, compared to $499.4 million at the end of the prior quarter.

Partnerships: Expanded partnerships across Sonos, Comcast’s Xfinity X1, Android TV and Amazon Fire TV in the fourth quarter.

Listener Hours: Total listener hours were 5.03 billion for the fourth quarter of 2017, compared to 5.38 billion for the same period of the prior year.

Active Listeners: Active listeners were 74.7 million at the end of the fourth quarter of 2017.

Subscribers: Pandora Plus and Pandora Premium subscribers were 5.48 million at the end of the fourth quarter.

Full Year 2017 Financial Results

Revenue: For the full year 2017, consolidated total revenue was $1.467 billion, a 6% year-over-year increase. This included ticketing revenue of $76.0 million from the period. Our ticketing service was sold to Eventbrite on September 1, 2017. Excluding revenue from Australia, New Zealand and Ticketfly, full year 2017 revenue was $1.385 billion, an 8% year-over-year increase. This included advertising revenue of $1.071 billion and subscription and other revenue of $314.3 million.

GAAP Net Loss and Adjusted EBITDA: For the full year of 2017, GAAP net loss was $518.4 million compared to a net loss of $343.0 million in the year ago period. Adjusted EBITDA was a loss of $125.0 million compared to a loss of $119.5 million last year.

Recent Events & Other Information

Strategic Realignment: Pandora recently announced an organizational restructuring designed to prioritize its strategic growth initiatives and optimize overall business performance. A combination of eliminated roles and other measures are expected to result in combined annualized savings of approximately $45 million to adjusted EBITDA. The savings will be reinvested into growth initiatives including ad-tech, non-music content, device integration and marketing technology, toward which the company will redeploy existing employees and hire for new positions.

Guidance: Guidance will be discussed during the fourth quarter and full year 2017 conference call.

Fourth Quarter and Full Year 2017 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/5 p.m. ET to discuss fourth quarter and full year 2017 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or (614) 999-7532 internationally. A domestic replay will be available at (855) 859-2056 or (404) 537-3406 internationally, using passcode 3687488, and available via webcast replay until March 14, 2018.

ABOUT PANDORA
Pandora is the world’s most powerful music discovery platform—a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, or anywhere fans want to experience it. Our team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.

www.pandora.com @pandoramusic |www.pandoraforbrands.com| @PandoraBrands | amp.pandora.com

"Safe harbor" Statement: This press release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to enter into and maintain commercially viable direct licenses with record labels for the right to reproduce and publicly perform sound recordings on our service; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth and geographic expansion; our ability to continue to innovate and keep pace with changes in technology and our competitors; our ability to expand our operations to delivery of non-music content; our ability to protect our intellectual property; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including under the heading “Risk Factors” in our most recent reports on Form 10-K and Form 10-Q.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. Our results of operations for the current period are not necessarily indicative of our operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures: To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP net loss, non-GAAP basic and diluted net loss per common share, adjusted EBITDA, non-GAAP product development, non-GAAP sales and marketing and non-GAAP general and administrative. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

Non-GAAP gross profit, non-GAAP net loss, non-GAAP basic and diluted net loss per common share, non-GAAP product development, non-GAAP sales and marketing and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense, intangible amortization expense, amortization of non-recoupable ticketing contract advances, goodwill impairment, contract termination fees, expense associated with the restructurings and loss on sales of subsidiaries. The income tax effects of non-GAAP pre-tax loss have been reflected in non-GAAP net loss and non-GAAP basic and diluted net loss per common share.

Adjusted EBITDA: Adjusted EBITDA excludes stock-based compensation expense, benefit from (provision for) income taxes, depreciation and intangible amortization expense, amortization of non-recoupable ticketing contract advances, other expense, expense associated with the restructurings, goodwill impairment, contract termination fees and loss on sales of subsidiaries.

Stock-based Compensation Expense: consists of expenses for stock options, restricted stock units and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, cost of revenue—ticketing service, product development, sales and marketing and general and administrative.

Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures and adjusted EBITDA results for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Benefit from (Provision for) Income Taxes: consists of expense recognized related to U.S. and foreign income taxes. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Depreciation and Intangible Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Depreciation and intangible amortization expense is included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, cost of revenue—ticketing service, product development, sales and marketing and general and administrative. Depreciation and intangible amortization expense also consists of non-cash amortization of non-recoupable amounts paid in advance to the Company’s clients pursuant to ticketing agreements. Amortization of non-recoupable ticketing contract advances is included in the sales and marketing line of our GAAP presentation. Management considers its operating results without intangible amortization expense and amortization of non-recoupable ticketing contract advances when evaluating its ongoing non-GAAP performance and without depreciation, intangible amortization expense and amortization of non-recoupable ticketing contract advances when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of business combinations, asset purchases and new client agreements and may not be reflective of our core business, ongoing operating results or future outlook.

Other Expense: consists primarily of interest expense related to our Convertible Senior Notes and our Credit Facility. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Expense Associated with the Restructurings: consists of employee-related expense recognized in connection with the workforce reduction in the first quarter of 2017 and the restructuring in Australia and New Zealand. These costs are included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, product development, sales and marketing and general and administrative. This also consists of professional fees recognized in connection with the reorganization of the Company in the fourth quarter of 2017, which are included in the general and administrative line item of our GAAP presentation. The Company considers its non-GAAP and adjusted EBITDA results without these charges when evaluating its ongoing performance because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Goodwill Impairment: consists of impairment charges primarily related to the Ticketfly disposition. The impairment charge was calculated as the excess of the carrying amount of the Ticketfly segment over the agreed-upon purchase price less costs to sell. The Company considers its operating results without these charges when evaluating its ongoing non-GAAP and adjusted EBITDA results because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Contract Termination Fees: consists of termination and legal fees and benefits incurred in connection with the termination of the contractual commitment to sell redeemable convertible preferred stock to KKR Classic Investors L.P. The Company considers its operating results without these charges when evaluating its ongoing non-GAAP and adjusted EBITDA results because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Loss on Sales of Subsidiaries: consists of loss on sales of subsidiaries recognized during the period, primarily related to the Ticketfly disposition. This amount was calculated as the decrease in the fair value less costs to sell for sales of our subsidiaries and was recorded as a loss on sale during the period. The Company considers its operating results without these charges when evaluating its ongoing non-GAAP and adjusted EBITDA results because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Income Tax Effects of Non-GAAP Pre-tax Loss: The Company adjusts non-GAAP pre-tax net loss by considering the income tax effects of its non-GAAP adjustments. The Company is currently forecasting a non-GAAP effective tax rate of approximately 22% to 25% cumulatively for each quarter and the full year 2018. However, the Company is not expected to incur any material cash taxes due to its net operating loss position.

Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

###
Contacts:

Derrick Nueman / Conrad Grodd
Investor Relations
investor@pandora.com
(510) 842-6960

Jette Speights
Pandora Corporate Communications
press@pandora.com
(510) 858-3865

Pandora Media, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Quarter ended December 31,		Year ended December 31,
	2016	2017	2016	2017
Revenue
Advertising	$313,340	$297,674	$1,072,490	$1,074,927
Subscription and other	59,829	97,661	225,786	315,853
Ticketing service	19,429	—	86,550	76,032
Total revenue	392,598	395,335	1,384,826	1,466,812
Cost of revenue
Cost of revenue—Content acquisition costs	212,122	216,515	734,353	804,032
Cost of revenue—Other (1)	30,520	32,379	102,717	112,638
Cost of revenue—Ticketing service (1)	14,057	—	59,280	50,397
Total cost of revenue	256,699	248,894	896,350	967,067
Gross profit	135,899	146,441	488,476	499,745
Operating expenses
Product development (1)	37,976	34,035	140,707	154,325
Sales and marketing (1)	133,251	113,961	490,364	492,542
General and administrative (1)	46,971	40,061	176,164	190,711
Goodwill impairment	—	—	—	131,997
Contract termination fees	—	—	—	23,044
Total operating expenses	218,198	188,057	807,235	992,619
Loss from operations	(82,299)	(41,616)	(318,759)	(492,874)
Interest expense	(7,228)	(6,958)	(26,144)	(29,335)
Other income, net	1	2,158	1,697	3,024
Total other expense, net	(7,227)	(4,800)	(24,447)	(26,311)
Loss before (provision for) benefit from income taxes	(89,526)	(46,416)	(343,206)	(519,185)
(Provision for) benefit from income taxes	(483)	1,667	228	790
Net loss	$(90,009)	$(44,749)	$(342,978)	$(518,395)
Net loss available to common stockholders	$(90,009)	$(52,068)	$(342,978)	$(558,561)
Basic and diluted net loss per common share	$(0.38)	$(0.21)	$(1.49)	$(2.29)
Weighted-average basic and diluted common shares	234,173	249,746	230,693	243,637

 (1) Includes stock-based compensation expense as follows:

	Quarter ended December 31,		Year ended December 31,
	2016	2017	2016	2017
Cost of revenue—Other	$1,549	$817	$6,108	$3,249
Cost of revenue—Ticketing service	34	—	188	69
Product development	7,884	7,478	30,975	33,243
Sales and marketing	14,445	13,459	58,118	56,116
General and administrative	10,705	8,350	43,069	35,754
Total stock-based compensation expense	$34,617	$30,104	$138,458	$128,431

Pandora Media, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of December 31,
	2016	2017
Assets
Current assets
Cash and cash equivalents	$199,944	$499,597
Short-term investments	37,109	1,250
Accounts receivable, net	309,267	336,429
Prepaid content acquisition costs	46,310	55,668
Prepaid expenses and other current assets	33,191	19,220
Total current assets	625,821	912,164
Convertible promissory note receivable	—	35,471
Long-term investments	6,252	—
Property and equipment, net	124,088	116,742
Goodwill	306,691	71,243
Intangible assets, net	90,425	19,409
Other long-term assets	31,533	11,293
Total assets	$1,184,810	$1,166,322
Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities
Accounts payable	$15,224	$14,896
Accrued liabilities	35,465	34,535
Accrued content acquisition costs	93,723	97,751
Accrued compensation	60,353	47,635
Deferred revenue	28,359	31,464
Other current liabilities	20,993	—
Total current liabilities	254,117	226,281
Long-term debt, net	342,247	273,014
Other long-term liabilities	34,187	23,500
Total liabilities	630,551	522,795
Redeemable convertible preferred stock	—	490,849
Stockholders’ equity
Common stock	24	25
Additional paid-in capital	1,264,693	1,422,221
Accumulated deficit	(709,636)	(1,269,351)
Accumulated other comprehensive loss	(822)	(217)
Total stockholders’ equity	554,259	152,678
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,184,810	$1,166,322

Pandora Media, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Quarter ended December 31,		Year ended December 31,
	2016	2017	2016	2017
Operating activities
Net loss	$(90,009)	$(44,749)	$(342,978)	$(518,395)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Goodwill impairment	—	—	—	131,997
(Gain) loss on sales of subsidiaries	—	(81)	—	9,378
Depreciation and amortization	17,277	13,827	60,757	62,948
Stock-based compensation	34,617	30,104	138,458	128,431
Amortization of premium on investments, net	66	3	405	81
Accretion of discount on convertible promissory note receivable	—	(516)	—	(687)
Other operating activities	612	157	881	447
Amortization of debt discount	4,728	5,219	18,315	20,153
Interest income	—	(823)	—	(1,081)
Provision for bad debt	907	1,360	3,522	12,211
Changes in restricted cash	—	(1,257)	—	(1,257)
Changes in operating assets and liabilities
Accounts receivable	(27,372)	(25,466)	(35,710)	(36,760)
Prepaid content acquisition costs	56,313	24,484	(44,211)	(9,358)
Prepaid expenses and other assets	334	1,389	(12,321)	(16,566)
Accounts payable, accrued and other current liabilities	10,284	9,310	5,294	9,053
Accrued content acquisition costs	(12,543)	(2,047)	(3,668)	4,016
Accrued compensation	4,994	1,967	15,364	(10,679)
Other long-term liabilities	786	(2,475)	1,384	(3,007)
Deferred revenue	(3,612)	(2,513)	8,420	3,105
Reimbursement of cost of leasehold improvements	—	25	4,397	5,261
Net cash (used in) provided by operating activities	(2,618)	7,918	(181,691)	(210,709)
Investing activities
Purchases of property and equipment	(13,369)	(2,795)	(59,769)	(15,656)
Internal-use software costs	(7,871)	(6,209)	(30,210)	(20,157)
Changes in restricted cash	—	—	(250)	(642)
Purchases of investments	—	—	(12,413)	—
Proceeds from maturities of investments	12,840	4,998	47,656	42,082
Proceeds from sales of investments	—	—	3,507	—
(Payments for) proceeds from sales of subsidiaries, net of cash	—	(1,111)	—	124,319
Payments related to acquisitions, net of cash acquired	—	—	(676)	—
Net cash (used in) provided by investing activities	(8,400)	(5,117)	(52,155)	129,946
Financing activities
Proceeds from issuance of redeemable convertible preferred stock	—	—	—	480,000
Payments of issuance costs	—	(1,227)	(32)	(30,511)
Repayment of debt arrangements	—	—	—	(90,000)
Borrowings under debt arrangements	—	—	90,000	—
Proceeds from employee stock purchase plan	3,306	2,914	9,701	10,926
Proceeds from exercise of stock options	446	1,942	3,457	9,778
Tax payments from net share settlements of restricted stock units	(243)	—	(3,369)	—
Net cash provided by financing activities	3,509	3,629	99,757	380,193
Effect of exchange rate changes on cash and cash equivalents	(242)	(14)	(634)	223
Net (decrease) increase in cash and cash equivalents	(7,751)	6,416	(134,723)	299,653
Cash and cash equivalents at beginning of period	207,695	493,181	334,667	199,944
Cash and cash equivalents at end of period	$199,944	$499,597	$199,944	$499,597

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(unaudited)

	Quarter ended December 31,		Year ended December 31,
	2016	2017	2016	2017
Advertising revenue
Advertising revenue	$313,340	$297,674	$1,072,490	$1,074,927
Australia and New Zealand ("ANZ") advertising revenue	(1,988)	—	(7,760)	(4,139)
Advertising revenue, excluding ANZ	$311,352	$297,674	$1,064,730	$1,070,788

Subscription revenue
Subscription revenue	59,829	97,661	225,786	315,853
ANZ subscription revenue	(686)	—	(2,582)	(1,578)
Subscription revenue, excluding ANZ	$59,143	$97,661	$223,204	$314,275

Total revenue
Total revenue	392,598	395,335	1,384,826	1,466,812
ANZ total revenue	(2,674)	—	(10,342)	(5,717)
Ticketing service revenue	(19,429)	—	(86,550)	(76,032)
Total revenue, excluding ANZ and Ticketfly	$370,495	$395,335	$1,287,934	$1,385,063

Gross profit
Gross profit	$135,899	$146,441	$488,476	$499,745
Stock-based compensation—Cost of revenue	1,583	817	6,296	3,318
Amortization of intangibles—Cost of revenue	1,419	1,532	5,675	7,032
Expense associated with the restructurings	—	—	—	390
Ticketing service revenue	(19,429)	—	(86,550)	(76,032)
ANZ total revenue	(2,674)	—	(10,342)	(5,717)
Cost of revenue - Ticketing service (1)	12,604	—	53,417	47,963
Cost of revenue - ANZ (1)	2,581	(124)	6,278	5,660
Non-GAAP gross profit, excluding ANZ and Ticketfly	$131,983	$148,666	$463,250	$482,359
Non-GAAP gross margin	36%	38%	36%	35%

Adjusted EBITDA and non-GAAP net loss
Net loss	(90,009)	(44,749)	(342,978)	(518,395)
Depreciation and amortization	17,277	13,827	60,757	62,948
Stock-based compensation	34,617	30,104	138,458	128,431
Other expense, net	7,227	4,800	24,447	26,311
Provision for (benefit from) income taxes	483	(1,667)	(228)	(790)
Expense associated with the restructurings	—	3,599	—	12,032
Goodwill impairment	—	—	—	131,997
(Gain) loss on sales of subsidiaries	—	(81)	—	9,378
Contract termination fees	—	—	—	23,044
Adjusted EBITDA	$(30,405)	$5,833	$(119,544)	$(125,044)
Income tax effects of non-GAAP pre-tax loss	19,018	(42,674)	60,543	21,563
Other expense, net	(7,227)	(4,800)	(24,447)	(26,311)
(Provision for) benefit from income taxes	(483)	1,667	228	790
Depreciation	(10,558)	(11,932)	(34,491)	(46,155)
Non-GAAP net loss	$(29,655)	$(51,906)	$(117,711)	$(175,157)

Non-GAAP net loss per common share - basic and diluted	$(0.13)	$(0.21)	$(0.51)	$(0.72)
Weighted average basic and diluted common shares	234,173	249,746	230,693	243,637
(1) Excludes costs related to stock-based compensation, amortization of intangibles, amortization of non-recoupable ticketing contract advances and expense related to restructurings.

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures continued
(in thousands)
(unaudited)

	Quarter ended December 31,		Year ended December 31,
	2016	2017	2016	2017
Product development
Product development	37,976	34,035	140,707	154,325
Stock-based compensation	(7,884)	(7,478)	(30,975)	(33,243)
Amortization of intangibles	(1,822)	(97)	(7,289)	(2,270)
Expense associated with the restructurings	—	—	—	(733)
Product development - Ticketing service (1)	(3,965)	—	(14,270)	(11,344)
Product development - ANZ (1)	(110)	(43)	(459)	(338)
Non-GAAP product development, excluding ANZ and Ticketfly	$24,195	$26,417	$87,714	$106,397

Sales and marketing
Sales and marketing	133,251	113,961	490,364	492,542
Stock-based compensation	(14,445)	(13,459)	(58,118)	(56,116)
Amortization of intangibles	(1,713)	(83)	(6,850)	(3,049)
Amortization of non-recoupable ticketing contract advances	(1,582)	—	(5,720)	(3,709)
Loss on sales of subsidiaries	—	—	—	(75)
Expense associated with the restructurings	—	—	—	(5,493)
Sales and marketing - Ticketing service (1)	(4,405)	—	(18,421)	(15,326)
Sales and marketing - ANZ (1)	(3,129)	19	(10,365)	(4,392)
Non-GAAP sales and marketing, excluding ANZ and Ticketfly	$107,977	$100,438	$390,890	$404,382

General and administrative
General and administrative	46,971	40,061	176,164	190,711
Stock-based compensation	(10,705)	(8,350)	(43,069)	(35,754)
Amortization of intangibles	(183)	(183)	(732)	(733)
Gain (loss) on sales of subsidiaries	—	81	—	(9,303)
Expense associated with the restructurings	—	(3,599)	—	(5,416)
General and administrative - Ticketing service (1)	(2,866)	—	(11,954)	(15,696)
General and administrative - ANZ (1)	(511)	(474)	(2,687)	(2,048)
Non-GAAP general and administrative, excluding ANZ and Ticketfly	$32,706	$27,536	$117,722	$121,761
(1) Excludes costs related to stock-based compensation, amortization of intangibles, amortization of non-recoupable ticketing contract advances and expense related to restructurings.

Pandora Media, Inc.
Ad RPM, Ad LPM, Subscription ARPU and Subscription LPU History
(unaudited)

	Quarter ended December 31,		Year ended December 31,
	2016	2017	2016	2017
Advertising RPM	$67.43	$75.65	$55.94	$65.32
Advertising LPM	$37.07	$36.77	$32.40	$35.70
Subscription ARPU	$4.73	$6.08	N/A	$5.34
Subscription LPU	$3.12	$4.41	N/A	$3.62